As filed with the Securities and Exchange Commission on November 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VersaBank

(Exact name of Registrant as specified in its charter)

Canada	6029	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

140 Fullarton Street, Suite 2002

London, Ontario N6A 5P2

Canada

Telephone: (519) 645-1919

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address (including zip code) and telephone number (including area code)

of agent for service in the United States)

Copies to:

Shane Tintle, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Brent Hodge VersaBank 140 Fullarton Street, Suite 2002 London, Ontario N6A 5P2 Canada (519) 645-1919	Shawn M. Turner, Esq. Holland & Knight LLP 1801 California Street, Suite 5000 Denver, Colorado 80202 (303) 974-6645

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Quebec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada, except Quebec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of those securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary, VersaBank, Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2, telephone: (519) 675-4201 and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	November 7, 2024

VERSABANK

US$200,000,000

Debt Securities (unsubordinated indebtedness)

Debt Securities (subordinated indebtedness)

Common Shares

Preferred Shares

Subscription Receipts

Warrants

VersaBank (the “Bank”) may from time to time offer and issue the following securities: (i) unsecured unsubordinated debt securities (the “Senior Debt Securities”); (ii) unsecured subordinated debt securities (the “Subordinated Debt Securities”); (iii) common shares (“Common Shares”); (iv) preferred shares in series (collectively, the “Preferred Shares”); (v) subscription receipts (“Subscription Receipts”); and (vi) warrants (“Warrants”), or any combination thereof. The Senior Debt Securities, Subordinated Debt Securities, Common Shares, Preferred Shares, Subscription Receipts and Warrants (collectively, the “Securities”) offered hereby may be offered separately or together, in amounts, at prices and on terms to be set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

All information as to a particular offering that is not included in this preliminary short form base shelf prospectus (the “Prospectus”) will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. The Bank may sell up to US$200,000,000 in aggregate initial offering price of Securities (or the U.S. dollar equivalent thereof at the time of issuance if any of the Securities are denominated in a foreign currency or currency unit) during the 25-month period that this Prospectus, including any amendments hereto, remains effective. One or more securityholders of the Bank may also offer and sell Securities under this Prospectus. See “The Selling Securityholders”.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Senior Debt Securities or Subordinated Debt Securities (collectively, the “Debt Securities”), the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (ii) in the case of Common Shares, the currency or currency unit for which the Common Shares may be purchased, the number of Common Shares offered and the offering price; (iii) in the case of Preferred Shares, the designation of the particular class, series, aggregate principal amount, the currency or currency unit for which the Preferred Shares may be purchased, the number of Preferred Shares offered, the offering price, the dividend rate, the dividend payment dates, any terms for redemption at the option of the Bank or the holder, any exchange or conversion terms and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Debt Securities, Preferred Shares or Common Shares, as the case may be, and any other specific terms; and (v) in the case of Warrants, the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms.

The outstanding Common Shares of the Bank are listed on the Toronto Stock Exchange (the “TSX”) and The Nasdaq Global Select Market (the “Nasdaq”). Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is currently no market through which such Securities other than Common Shares may be sold, and purchasers may not be able to resell any such Securities purchased under this Prospectus and the applicable Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

The Securities may be sold through underwriters or dealers, by the Bank directly pursuant to applicable statutory exemptions or through agents designated by the Bank from time to time in amounts and at prices and other terms determined by the Bank or any selling securityholders. See “Plan of Distribution”. Each Prospectus Supplement will identify each underwriter, dealer, agent or selling securityholder engaged in connection with the offering and sale of those Securities, and will also set forth the terms of the offering of such Securities including the net proceeds to the Bank and, to the extent applicable, any fees payable to the underwriters, dealers or agents. The offerings are subject to approval of certain legal matters on behalf of the Bank.

The Senior Debt Securities will be direct unsecured unsubordinated obligations that rank equally and rateably with all of the Bank’s other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of the Bank constituting subordinated indebtedness for purposes of the Bank Act (Canada) (the “Bank Act”) that rank equally and rateably with, or junior to, other subordinated indebtedness of the Bank from time to time outstanding (other than subordinated indebtedness that has been further subordinated in accordance with its terms).

The Debt Securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada).

All dollar amounts in this Prospectus are expressed in U.S. dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information.”

The Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”) or any state securities commission or any U.S. regulatory authority, nor have these authorities passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The Bank is permitted, under a multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not, and any applicable Prospectus Supplement may not fully, describe these tax consequences. Prospective investors should read the tax discussion in any applicable Prospectus Supplement, but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Securities in light of the investor’s own circumstances.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Bank is a Canadian Schedule I chartered bank governed by the Bank Act, that most of its directors and officers reside principally in Canada, that some or all of the experts named in this Prospectus may be residents of a foreign country, and that all or a substantial portion of the assets of the Bank and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.

Effective January 1, 2013 in accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions Canada (the “Superintendent”), non-common capital instruments issued after January 1, 2013, including Preferred Shares and Subordinated Debt Securities, must include terms providing for the full and permanent conversion of such securities into Common Shares upon the occurrence of certain trigger events relating to financial viability (the “Non-Viability Contingent Capital Provisions”) in order to qualify as regulatory capital. The specific terms of any Non-Viability Contingent Capital Provisions of any such Securities will be described in the Prospectus Supplement applicable to any such issuance.

The head and registered office of the Bank is Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2.

About This Prospectus

The Bank has not authorized any person to provide readers with any information or to make any representations different from those contained in this Prospectus (or incorporated by reference herein). The Bank takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. The Securities are not being offered in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. The business, financial condition, results of operations and prospects of the Bank may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. We do not undertake to update the information contained or incorporated by reference herein, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus or any document incorporated by reference herein, and such information is not incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus, including the documents that are incorporated by reference in this Prospectus, contains forward-looking statements within the meaning of certain securities laws. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward-looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements and information concerning: future growth and potential achievements of the Bank; statements relating to the business, future activities of, and developments related to the Bank; the payment of dividends on Common Shares and Preferred Shares; and other events or conditions that may occur in the future. Forward-looking statements are typically (but not always) identified by the words “expects”, “is expected”, “anticipates”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes”, “aims”, “endeavours”, “projects”, “continue”, “predicts”, “potential”, “intends”, or the negative of these terms or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “should” be taken, occur or be achieved.

By their nature, these statements require the Bank to make assumptions and are subject to inherent risks and uncertainties that may be general or specific, including without limitation with respect to the strength of the Canadian and U.S. economies in general and the strength of the local economies within Canada and the U.S. in which the Bank conducts operations; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Bank of Canada and the U.S. Federal Reserve; global commodity prices; the effects of competition in the markets in which the Bank operates; inflation; capital market fluctuations; the timely development and introduction of new products in receptive markets; the impact of changes in the laws and regulations pertaining to financial services; changes in tax laws; technological changes; unexpected judicial or regulatory proceedings; unexpected changes in consumer spending and savings habits; the impact of wars or conflicts on global supply chains and markets; the impact of outbreaks of disease or illness that affect local, national or international economies; the possible effects on our business of terrorist activities; natural disasters and disruptions to public infrastructure, such as transportation, communications, power or water supply; and the Bank’s anticipation of and success in managing the risks implicated by the foregoing. The foregoing list of important factors is not exhaustive.

A variety of factors, many of which are beyond the Bank’s control, affect the operations, performance and results of the Bank, and could cause actual results to differ materially from the expectations expressed in any of the Bank’s forward-looking statements. These factors include, without limitation: general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of the Bank; risks related to the business of the Bank; risks related to political developments and policy shifts; risks related to amendments to laws; or risks related to the market value of the Bank’s securities.

This list is not exhaustive of the factors that may affect any of the Bank’s forward-looking statements. Additional information about these factors can be found in the “Risk Factors” section of the Annual Information Form (as defined below) and under “Enterprise Risk Management” and “Factors that May Affect Future Results” in the Annual MD&A (as defined below). These and other factors should be considered carefully and readers should not place undue reliance on the Bank’s forward-looking statements. Any forward-looking statements contained in this Prospectus represent the views of management only as of the date hereof. The Bank does not undertake to update any forward-looking statement that is contained in this Prospectus or the documents incorporated by reference in this Prospectus except as required by law.

Currency Presentation and Exchange Rate Information

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth, for the periods indicated, the high, low, average and end of period daily average exchange rates for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

	Fiscal Quarter Ended July 31,	Year Ended October 31,
	2024	2023	2022	2021
Highest rate during the period	1.3852	1.3871	1.3856	1.3318
Lowest rate during the period	1.3613	1.3128	1.2368	1.2040
Average for the period	1.3696	1.3487	1.2874	1.2579
Period end	1.3809	1.3871	1.3649	1.2384

On November 6, 2024, the Bank of Canada daily average rate of exchange was US$1.00 = C$1.3935 or C$1.00 = US$0.7176.

Documents Incorporated by Reference

The following documents, filed with the various securities commissions or similar authorities in Canada or with the SEC in the United States, are incorporated by reference into, and form an integral part of, this Prospectus:

•	the Bank’s Annual Information Form dated December 13, 2023, for the year ended October 31, 2023 (the “Annual Information Form”);

•	the Bank’s comparative audited consolidated financial statements as at and for the years ended October 31, 2023 and 2022, together with the reports of independent registered public accounting firms thereon, dated December 12, 2023 and December 6, 2022, filed as an exhibit to the Form 40-F filed with the SEC in the United States on December 13, 2023;

•	the Bank’s Management’s Discussion and Analysis for the year ended October 31, 2023 (the “Annual MD&A”);

•	the Bank’s comparative unaudited consolidated financial statements as at and for the three- and nine-month periods ended July 31, 2024;

•	the Bank’s Management’s Discussion and Analysis for the three- and nine-month periods ended July 31, 2024 (the “Interim MD&A”);

•	the Bank’s Management Proxy Circular regarding the Bank’s annual and special meeting of shareholders held on April 17, 2024; and

•	the Bank’s material change report dated October 31, 2024, in respect of the redemption of its Series 1 Preferred Shares.

Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information and excluding any independent auditor’s report thereon prepared in accordance with Canadian auditing standards), management’s discussion and analysis and information circulars of the Bank, filed by the Bank with securities commissions or similar authorities in Canada, after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Bank with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.

The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Bank, and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

Updated earnings coverage ratios, as required, will be filed quarterly with the applicable securities commissions or similar authorities in Canada, which updates will be deemed to be incorporated by reference into this Prospectus. Where the Bank updates its disclosure of earnings coverage ratios by Prospectus Supplement, the Prospectus Supplement filed with the applicable securities commissions or similar authorities that contains the most recent updated disclosure of earnings coverage ratios will be delivered to all subsequent purchasers of Securities together with this Prospectus.

A Prospectus Supplement containing the specific terms in respect of any Securities will be delivered, together with this Prospectus, to purchasers of such Securities and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which such Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

When a new annual information form, annual financial statements and related management’s discussion and analysis are filed by the Bank and, where required, accepted by the applicable securities regulatory authorities during the term of this Prospectus, the previous annual information form, the previous annual financial statements and related management’s discussion and analysis, all interim financial statements and related management’s discussion and analysis, material change reports, information circulars and business acquisitions reports filed by the Bank prior to the commencement of the Bank's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

Copies of the documents incorporated by reference in this Prospectus may be obtained on request without charge from the Corporate Secretary, VersaBank, Suite 2002, 140 Fullarton Street, London, Ontario N6A 5P2, telephone: (519) 675-4201, and are also available electronically on the System for Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca and on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES

The Bank is a Canadian Schedule I chartered bank governed by the Bank Act. Most of the Bank’s directors and officers reside principally in Canada, and the majority of the Bank’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Bank has appointed an agent for service of process in the United States; however, it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Bank or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Bank or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Bank filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Bank appointed Cogency Global Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving the Bank in a United States court arising out of or related to or concerning the offering of securities under this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Bank files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under MJDS adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Bank is exempt from the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prescribing the furnishing and content of proxy statements, and the Bank’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Bank’s reports and other information filed or furnished with or to the SEC are available, from EDGAR at www.sec.gov, as well as from commercial document retrieval services. The Bank’s Canadian filings are available on SEDAR+ at www.sedarplus.ca.

The Bank has filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.

VERSABANK

VersaBank is a Canadian Schedule I chartered bank governed by the Bank Act. VersaBank became one of the world’s first fully digital financial institutions when it adopted its highly efficient business-to-business model using its proprietary state-of-the-art financial technology to profitably address underserved segments of the Canadian banking market. VersaBank obtains all of its deposits and provides the majority of its loans and leases electronically, with innovative deposit and lending solutions for financial intermediaries and others that allow them to excel in their core businesses. In August 2024, VersaBank acquired Stearns Bank Holdingford N.A., which was subsequently renamed VersaBank USA National Association, and launched its Receivable Purchase Program (RPP) funding solution for point-of-sale finance companies in the U.S. market. VersaBank also owns Washington, DC-based DRT Cyber Inc., which provides cyber security services to address the rapidly growing volume of cyber threats challenging financial institutions, multi-national corporations and government entities.

Additional information with respect to the Bank’s business is included in the Annual Information Form, the Annual MD&A, and the Interim MD&A, all of which are incorporated by reference into this Prospectus.

THE SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of one or more secondary offerings by or for the account of certain of the Bank’s selling securityholders. The Prospectus Supplement that the Bank will file in connection with any offering of Securities by selling securityholders will include the following information:

•	the names of the selling securityholders;

•	the number or amount of Securities owned, controlled or directed by each selling securityholder;

•	the number or amount of Securities being distributed for the account of each selling securityholder;

•	the number or amount of Securities to be owned by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Bank’s outstanding Securities;

•	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

DESCRIPTION OF DEBT SECURITIES

The following describes certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. Since the terms of a series of Debt Securities may differ from the general information provided in this Prospectus, in all cases an investor should rely on the information in the applicable Prospectus Supplement where it differs from information in this Prospectus.

The Senior Debt Securities will be direct unsubordinated obligations of the Bank that rank equally and rateably with all other unsecured and unsubordinated debt, including deposit liabilities, of the Bank other than certain governmental claims in accordance with applicable law.

The Subordinated Debt Securities will be direct unsecured obligations of the Bank, constituting subordinated indebtedness for the purposes of the Bank Act, that rank equally and rateably with, or junior to, other subordinated indebtedness of the Bank from time to time outstanding (other than subordinated indebtedness that has been further subordinated in accordance with its terms). In the event of the insolvency or winding-up of the Bank, the subordinated indebtedness of the Bank (including any Subordinated Debt Securities issued hereunder if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions) will be subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and all other liabilities of the Bank, including the Senior Debt Securities, except those which by their terms rank equally in right of payment with, or are subordinate to, such subordinated indebtedness. Upon the occurrence of a trigger event under the Non-Viability Contingent Capital Provisions, the subordination provisions of the Subordinated Debt Securities will not be relevant since all Subordinated Debt Securities will be converted into Common Shares which will rank on a parity with all other Common Shares.

Subject to regulatory capital requirements applicable to the Bank, there is no limit on the amount of Senior Debt Securities or Subordinated Debt Securities that the Bank may issue.

If the Bank becomes insolvent, the Bank Act provides that priorities among payments of its deposit liabilities and payments of all of its other liabilities (including payments in respect of Senior Debt Securities and Subordinated Debt Securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because the Bank has subsidiaries, its right to participate in any distribution of the assets of its banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up liquidation or reorganization or otherwise, and thus an investor’s ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Bank may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of the Bank’s subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Bank or some of its other subsidiaries.

The Debt Securities will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada).

The specific terms of Debt Securities that the Bank issues under this Prospectus will be described in one or more Prospectus Supplements and may include, where applicable: the specific designation, aggregate principal amount, the currency or the currency unit for which such securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any terms for redemption at the Bank’s option or the holder’s option, any exchange or conversion terms and any other specific terms.

In addition, this Prospectus qualifies the issuance of Senior Debt Securities in respect of which the payment of principal and/or interest may be determined or linked, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, a currency, consumer price or mortgage index, or the price or value of one or more commodities, indices, securities, financial ratios or other items, or other model or formula, or any combination or basket of the foregoing items. The specifics of any such provisions will be described in applicable Prospectus Supplements. In compliance with applicable Canadian securities laws, the Bank will file an undertaking with the applicable securities commissions or similar authorities in Canada that the Bank will not distribute, among other things, any Debt Securities that are considered novel specified derivatives or asset-backed securities (as such terms are defined under applicable Canadian securities laws) at the time of distribution without preclearing with such securities commissions or similar authorities the disclosure contained in the prospectus supplement(s) pertaining to such Debt Securities in accordance with applicable Canadian securities laws.

Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Bank. The Bank may issue Debt Securities under one or more trust indentures (in each case between the Bank and a trustee determined by the Bank in accordance with applicable laws) or pursuant to an issue and paying agency agreement (between the Bank and an agent, which agent may be an affiliate of or otherwise non-arm’s length to the Bank). Any series of Debt Securities may also be created and issued without a trust indenture or an issue and paying agency agreement. The Bank may also appoint a calculation agent in connection with any Debt Securities issued under this Prospectus, which agent may be an affiliate of, or otherwise non-arm’s length to, the Bank. The Bank makes reference to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Debt Securities being offered thereby.

Debt Securities may, at the option of the Bank as set out in a Prospectus Supplement, be issued in fully registered form, in bearer form or in “book-entry only” form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for the same aggregate principal amount in authorized denominations. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF COMMON SHARES

The Bank’s authorized common share capital consists of an unlimited number of Common Shares, without nominal or par value, of which 26,002,577 were outstanding as at November 6, 2024.

Holders of Common Shares are entitled to vote at all meetings of shareholders, except for meetings at which only holders of another specified class or series of shares of the Bank are entitled to vote separately as a class or series. Holders of Common Shares are entitled to receive dividends as and when declared by the Board, subject to the preference of the Preferred Shares.

In the event of the dissolution, liquidation or winding-up of the Bank, subject to the prior rights of the holders of Preferred Shares, and after payment of all outstanding debts, the holders of Common Shares will be entitled to receive the remaining property and assets of the Bank.

The outstanding Common Shares are listed on the TSX and the Nasdaq under the symbol “VBNK”.

DESCRIPTION OF PREFERRED SHARES

The Bank’s authorized Preferred Share capital consists of an unlimited number of non-voting, preferred shares without par value.

The Board has authorized the issuance of an unlimited number of Series 1 Preferred Shares (“Series 1 Preferred Shares”), an unlimited number of non-cumulative floating rate Series 2 Preferred Shares (“Series 2 Preferred Shares”), an unlimited number of Series 3 Preferred Shares (“Series 3 Preferred Shares”), and an unlimited number of non-cumulative floating rate Series 4 Preferred Shares (“Series 4 Preferred Shares”).

As of November 6, 2024, no Series 2 Preferred Shares or Series 4 Preferred Shares have been issued. The Bank redeemed the Series 1 Preferred Shares on October 31, 2024, and there were nil Series 1 Preferred Shares outstanding as at November 6, 2024. The Bank redeemed the Series 3 Preferred Shares on April 30, 2021, and there were nil Series 3 Preferred Shares outstanding as at November 6, 2024.

The following describes certain general terms and provisions of the Preferred Shares. The particular terms and provisions of a series of Preferred Shares offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in such Prospectus Supplement.

Priority

Each series of Preferred Shares (including any Preferred Shares issued hereunder if a trigger event has not occurred as contemplated under the specific Non-Viability Contingent Capital Provisions) ranks on a parity basis with every other series of Preferred Shares with respect to dividends and return of capital. The Preferred Shares are entitled to a preference over the Common Shares, and any other shares ranking junior to the Preferred Shares, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Bank.

The Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined by the Board in the case of such series of Preferred Shares.

Upon the occurrence of a trigger event under the Non-Viability Contingent Capital Provisions, the priority of the Preferred Shares will not be relevant since all Preferred Shares will be converted into Common Shares which will rank on a parity with all other Common Shares.

Restrictions on Creation of Additional Preferred Shares

Preferred Shares may be issued, at any time or from time to time, in one or more series with such rights, privileges, restrictions and conditions as the Board may determine, subject to the Bank Act, the Bank’s by-laws and any required regulatory approval.

Voting Rights

Except with respect to amendments to the rights, privileges, restrictions or conditions of the Preferred Shares, as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Bank.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Bank may issue Subscription Receipts that may be exchanged by the holders thereof for Debt Securities, Preferred Shares or Common Shares upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement.

Subscription Receipts may be offered separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. Under the subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Debt Securities, Preferred Shares or Common Shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Debt Securities, Preferred Shares or Common Shares, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

Any Prospectus Supplement for Subscription Receipts supplementing this Prospectus will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, including:

(i)	the number of Subscription Receipts;

(ii)	the price at which the Subscription Receipts will be offered and whether the price is payable in installments;

(iii)	any conditions to the exchange of Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be, and the consequences of such conditions not being satisfied;

(iv)	the procedures for the exchange of the Subscription Receipts into Debt Securities, Preferred Shares or Common Shares, as the case may be;

(v)	the number of Debt Securities, Preferred Shares or Common Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

(vi)	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security, if applicable;

(vii)	the dates or periods during which the Subscription Receipts may be exchanged into Debt Securities, Preferred Shares or Common Shares, as the case may be;

(viii)	whether such Subscription Receipts will be listed on any securities exchange;

(ix)	any other specific terms.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.

DESCRIPTION OF WARRANTS

The following describes certain general terms and provisions that will apply to the Warrants. The particular terms and provisions of Warrants offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below apply to such Warrants, will be described in such Prospectus Supplement.

The Bank may issue Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Warrants may be offered separately or together with Debt Securities, Preferred Shares or Common Shares, as the case may be. Each series of Warrants will be issued under a separate indenture (each, a “Warrant Indenture”) in each case between the Bank and a trustee determined by the Bank. The statements below relating to any Warrant Indenture and the Warrants to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable Warrant Indenture. The applicable Prospectus Supplement will include details of the Warrant Indenture with respect to the Warrants being offered. Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the terms and other information with respect to the offering of Warrants being offered thereby.

The particular terms and provisions of each issue of Warrants providing for the issuance of Debt Securities, Preferred Shares or Common Shares on exercise of Warrants will be described in the related Prospectus Supplement and may include the designation, number and terms of the Debt Securities, Preferred Shares or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants.

BANK ACT RESTRICTIONS AND APPROVALS

Under the Bank Act, the Bank is prohibited from redeeming or purchasing any of its shares or its subordinated debt, unless the consent of the Superintendent has been obtained. In addition, the Bank Act prohibits the Bank from purchasing or redeeming any shares or paying any dividends if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the Bank Act requirement to maintain, in relation to the Bank’s operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent in relation thereto.

RESTRAINTS ON BANK SHARES UNDER THE BANK ACT

Under the Bank Act, no person shall have a significant interest in any class of shares of a bank, including the Bank, unless the person first receives the approval of the Minister of Finance (Canada) (the “Minister”). Ownership, directly or indirectly, of more than 10% of any class of shares of a bank constitutes a significant interest. No person, other than GBH Inc., has a significant interest in any class of shares of the Bank. The Bank monitors the above constraints on shareholdings through various means including through the completion of Declaration of Ownership Forms for shareholder certificate transfer requests. If any person contravenes the above constraints on shareholdings, neither such person, nor any entity controlled by the particular person, may exercise any voting rights until the shares to which the constraint relates are disposed of. Approval from the Minister for GBH Inc. to have a significant interest in the Common Shares was obtained in 2024.

The Bank Act also prohibits the registration of a transfer or issue of any shares of the Bank to, and the exercise, in person or by proxy, of any voting rights attached to any share of the Bank that is beneficially owned by, His Majesty in right of Canada or of a province or any agent or agency of His Majesty in either of those rights, or to the government of a foreign country or any political subdivision, agent or agency of any of them.

PLAN OF DISTRIBUTION

The Bank may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by it from time to time. The Bank may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The Bank may offer Securities in the same offering, or the Bank may offer Securities in separate offerings.

This Prospectus may also, from time to time, relate to the offering of Securities by certain selling securityholders. The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Bank from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties, and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by the Bank or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Bank or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Bank and/or selling securityholders to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

The Bank and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Bank and/or the selling securityholders to indemnification by the Bank and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws which includes sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

The Bank may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Bank at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.

Each class or series of Securities other than Common Shares, that is not a secondary offering will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants or Subscription Receipts will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants or Subscription Receipts may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants or Subscription Receipts purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants or Subscription Receipts, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants or Subscription Receipts or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants or Subscription Receipts.

PRIOR SALES AND TRADING PRICE AND VOLUME

Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Trading prices and volume of the Bank’s Securities will be provided for all of the Bank’s issued and outstanding Common Shares in each Prospectus Supplement to this Prospectus.

RISK FACTORS

Investment in the Securities is subject to various risks including those risks inherent in conducting the business of a diversified financial institution. Before deciding whether to invest in any Securities, investors should consider carefully the risks set out herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Bank from the sale of the Securities will be added to the general funds of the Bank. The Bank will not receive any proceeds from any sales of Securities offered by a selling securityholder.

Legal Matters

Unless otherwise specified in a Prospectus Supplement, certain legal matters relating to the Securities offered by a Prospectus Supplement will be passed upon on behalf of the Bank by Stikeman Elliott LLP with respect to Canadian legal matters and Davis Polk & Wardwell LLP with respect to U.S. legal matters. As at the date hereof, the partners and associates of Stikeman Elliott LLP beneficially owned, directly or indirectly, less than 1% of any issued and outstanding securities of the Bank or any associates or affiliates of the Bank.

Auditors, Registrar and Transfer Agent

Ernst & Young LLP are the auditors of the Bank and are independent of the Bank within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Ontario. Ernst & Young LLP replaced KPMG LLP, the Bank’s previous auditors, on December 14, 2022. The Bank’s registrar and transfer agent is Computershare Investor Services Inc., 100 University Avenue, Toronto, Ontario M5J 2Y1.

Documents Filed As Part Of The Registration Statement

The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from the Bank’s directors and officers, as applicable; (iii) the consent of Ernst & Young LLP; (iv) the consent of KPMG LLP; and (v) the consent of Stikeman Elliott LLP. A copy of the form of indenture, warrant agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Securities Exchange Act of 1934, as amended.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Bank Act and the Bank’s by-laws, the Bank indemnifies, (a) any director or officer of the Bank, (b) any former director or officer of the Bank, (c) and any other person who acts or acted at the Bank’s request as a director or an officer of an entity of which the Bank is or was a shareholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a person referred to in any of (a) to (c) above, if (d) the director, officer or person acted honestly and in good faith with a view to the best interests of the Bank, and (e) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director, officer or person had reasonable grounds for believing that the impugned conduct was lawful.

These indemnification provisions could be construed to permit or require indemnification for certain liabilities arising out of United States federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Bank pursuant to the provisions described above, or otherwise, the Bank has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Bank has purchased, at its expense, a directors’ and officers’ liability insurance policy that covers individual directors and officers in circumstances where the Bank is not able or permitted to indemnify such individuals.

EXHIBITS

Exhibit Number	Description
4.1	Annual Information Form of the Bank in respect of the year ended October 31, 2023, dated December 13, 2023 (incorporated by reference to Exhibit 99.1 of the Bank’s Annual Report on Form 40-F filed with the SEC on December 13, 2023).

4.2	Audited consolidated financial statements of the Bank as at and for the years ended October 31, 2023 and 2022, together with the notes thereto and the reports of independent registered public accounting firms thereon dated December 12, 2023 and December 6, 2022 (incorporated by reference to Exhibit 99.2 of the Bank's Annual Report on Form 40-F filed with the SEC on December 13, 2023).

4.3	Management's discussion and analysis of the Bank for the year ended October 31, 2023 (incorporated by reference to Exhibit 99.3 of the Bank's Annual Report on Form 40-F filed with the SEC on December 13, 2023)

4.4*	Management proxy circular of the Bank distributed in connection with the annual and special meeting of shareholders of the Bank held on April 17, 2024 .

4.5*	Unaudited consolidated financial statements of the Bank as at and for the three- and nine-month periods ended July 31, 2024, together with the notes thereto.

4.6*	Management’s discussion and analysis of the Bank for the three- and nine-month periods ended July 31, 2024.

4.7*	Material change report dated October 31, 2024, in respect of the redemption of the Bank’s Series 1 Preferred Shares.

5.1*	Consent of Ernst & Young LLP.

5.2*	Consent of KPMG LLP.

5.3*	Consent of Stikeman Elliott LLP.

6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

7.1**	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Bank will file a Statement of Eligibility on Form T-1 with the SEC)

107*	Filing Fee Table

*       Filed herewith.

**    To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)       At the time of filing this Form F-10, the Registrant shall file with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)       At the time of filing Form F-10, any non-U.S. person acting as trustee with respect to the registered securities shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)       Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Province of Ontario, Canada on November 7, 2024.

VERSABANK

By:	/s/ David R. Taylor
Name: David R. Taylor
Title: President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David R. Taylor and John Asma, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Taylor	Chief Executive Officer and President (principal executive officer)	November 7, 2024
David R. Taylor

/s/ John Asma	Chief Financial Officer (principal financial and accounting officer)	November 7, 2024
John Asma

/s/ Thomas A. Hockin, P.C.	Director, Chair	November 7, 2024
The Honourable Thomas A. Hockin, P.C.

/s/ Gabrielle Bochyneck	Director	November 7, 2024
Gabrielle Bochyneck

/s/ Robbert-Jan Brabander	Director	November 7, 2024
Robbert-Jan Brabander

/s/ David A. Bratton	Director	November 7, 2024
David A. Bratton

/s/ Peter M. Irwin	Director	November 7, 2024
Peter M. Irwin

/s/ Richard Jankura	Director	November 7, 2024
Richard Jankura

/s/ Arthur R. Linton	Director	November 7, 2024
Arthur R. Linton

/s/ Susan T. McGovern	Director	November 7, 2024
Susan T. McGovern

/s/ Paul G. Oliver	Director	November 7, 2024
Paul G. Oliver

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of VersaBank in the United States, on November 7, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President